                                           Exhibit (21)-1
                                           Unicom Corporation
                                           Form 10-K File No. 1-11375


                               Unicom Corporation
                          Subsidiaries of the Company
                          ---------------------------

                                                             State or
                                                            Jurisdiction
                                                             in Which
                                                            Incorporated
             Name                                           or Organized
-------------------------------------------                 ------------
Commonwealth Edison Company                                 Illinois
  Commonwealth Edison Company of Indiana, Inc.              Indiana
  ComEd Financing I (Subsidiary Trust)                      Delaware
  ComEd Financing II (Subsidiary Trust)                     Delaware
  ComEd Funding, LLC                                        Delaware
     ComEd Transitional Funding Trust                       Delaware
  Commonwealth Research Corporation                         Illinois
  Concomber Ltd.                                            Bermuda
  Edison Development Company                                Delaware
  Edison Development Canada Inc.                            Canada
     Edison Finance Partnership                             Canada
Unicom Assurance Company Ltd.                               Bermuda
Unicom Enterprises Inc.                                     Illinois
     Unicom Energy Services Inc.                            Illinois
     Unicom Energy Inc.                                     Delaware
       Unicom Energy Ohio, Inc.                             Delaware
  Unicom Investment Inc.                                    Illinois
  Unicom Mechanical Services Inc.                           Delaware
  V. A. Smith Company                                       Illinois
     Hoekstra Building Automation, Inc.                     Illinois
     Access Systems, Inc.                                   Illinois
     UMS Acquisition Corp.                                  Delaware
       KHB Inc.                                             Illinois
       MMCD, Inc.                                           Illinois
       MMSD, Inc.                                           Illinois
  Unicom Power Holdings Inc.                                Delaware
  Unicom Power Marketing Inc.                               Delaware
  Unicom Healthcare Management Inc.                         Illinois
  UT Holdings Inc.                                          Delaware
     Northwind Chicago LLC                                  Delaware
     Unicom Thermal Development Inc.                        Delaware
     Unicom Thermal Technologies Inc.                       Illinois
     Unicom Thermal Technologies Boston Inc.                Delaware
     Unicom Thermal Technologies Houston Inc.               Delaware
     Unicom Thermal Technologies North America Inc.         Delaware
       Northwind Thermal Technologies Canada Inc.           New Brunswick
          Unicom Thermal Technologies Inc.                  New Brunswick
     UTT National Power Inc.                                Illinois
     UTT Nevada Inc.                                        Nevada
     UTT Phoenix, Inc.                                      Delaware
Unicom Resources Inc.                                       Illinois